Exhibit 10.08.05

AMENDMENT NUMBER FOUR TOTHE
NEW SWANK, INC. RETIREMENT PLAN
(AS AMENDED AND RESTATED,
EFFECTIVE AS OF JANUARY 1, 1999)

        WHEREAS, Swank, Inc. ("Company"), maintains The New Swank, Inc. Retirement Plan, as amended and restated, effective as of January 1, 1999, and executed October 29, 2001 ("Plan"); and

        WHEREAS, the Plan has been amended on three previous occasions; and

        WHEREAS, the Company desires to amend the Plan effective January 1, 2005 to eliminate the cash-out provision under Section 8.2(d) of the Plan; and

        WHEREAS, the Company has reserved the right to amend the Plan pursuant to Section 11.1 of the Plan.

        NOW, THEREFORE, BE IT RESOLVED that Plan is hereby amended effective as of January 1, 2005, except as otherwise provided below, as follows:

        1.        Article VIII of the Plan is amended by deleting the first paragraph of Section 8.2(d) of the Plan in its entirety and substituting the following new paragraph its place:

“Notwithstanding the foregoing, such distribution of benefits to a Participant may not commence before the Participant’s Retirement Date without his written consent to such payment, provided, however, that such distribution of benefits must commence on or before the sixtieth (60th) day after the last day of the Plan Year in which (a) the Participant attains his Retirement Date, (b) the Participant’s Termination of Employment occurs, or (c) the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs, whichever is latest.”

        2.        Article VIII of the Plan is further amended by deleting the final paragraph of Section 8.2(d) of the Plan, as added to the Plan under Amendment Number Three, in its entirety.

        IN WITNESS WHEREOF, Swank, Inc. has caused this instrument to be executed by its duly authorized officer on this 14th day of August, 2006.

SWANK, INC. By: /s/ Jerold R. Kassner Its: Senior Vice President